Exhibit 99.8
                             Selected Information
                      Ford Credit Auto Owner Trust 1998-B
                           through December 31, 1998
                    ----------------------------------------

           Class A-1        Class A-2        Class A-3        Class A-4        Class B
           5.615%           5.80%            5.85%            5.90%            6.15%
           Asset            Asset            Asset            Asset            Asset
           Backed           Backed           Backed           Backed           Backed
           Notes            Notes            Notes            Notes            Notes
           ------------     ------------     ------------     ------------     ------------




Principal
Paid       $750,000,000.00  $ 18,896,379.31  $                $                $

Interest
Paid       $ 12,319,486.64  $ 31,738,888.87  $ 25,129,812.50  $  9,685,833.33  $  3,533,687.50

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Total Servicing Fees Paid:  $ 15,715,110.04


